Organizational Structure: CRAiLAR Technologies Inc. and all subs

CRAiLAR Technologies Inc. Incorporation #: BC0572867 Tax ID: 87108 8738 RC0001 Publically Traded British Columbia, Canada Corporation Legal Address: 305-4420 Chatterton Way, Victoria BC V8X 5J2 Active

Canadian Subs	USA Subs	EU Subs

Crailar Fiber Technologies Inc.
Incorporation #: BC0720882
Tax ID: 84576 0271 RC0001
Wholly Owned
Holds CRAiLAR IP
British Columbia, Canada Corporation
Legal Address: 305-4420 Chatterton Way,
Victoria BC V8X 5J2
Active
CRAiLAR Inc.
Nevada, USA Corporation
Entity #: E0411662010-1
Tax ID: 27-3490567
Wholly Owned
Holds Physical Assets in Pamplico SC
Nevada USA, Corporation
Legal Address: Sierra Corporate Services –
Reno
100 West Liberty, NV 89501 USA
Active
CRAiLAR Europe NV Incorporated February 11, 2014 Tax – BTW – BE 0545 974 693 Wholly Owned - Crailar Tech Inc. - Crailar Inc. Holds Physical Assets in Europe Legal Address: Oostkaai 46, 8900 Ieper

Htnaturals Apparel Corp.
Incorporation #: BC0810606
Tax ID: 83018 8413 RC0001
Wholly Owned
British Columbia, Canada Corporation
Legal Address: 1500 Royal Centre
1055 West West Georgia ST., PO Box
11117
Vancouver BC V6E 4N7
Inactive
Hemptown USA, Inc.
Nevada, USA
Entity #: C31392-2004
Nevada Business ID: NV20041658901
Tax ID: 98-0442205
Legal Address: Business Filings Inc.
(Commercial Registered Agent)
6100 Neil Rd., Suite 500
Reno, NV 89511 USA
Wholly Owned
Inactive

0697872 B.C. Ltd. Incorporation #: BC0697872 Tax ID: 85000 6875 RC0001 Wholly Owned British Columbia, Canada Corporation Legal Address: 305-4420 Chatterton Way, Victoria BC V8X 5J2 Inactive